Exhibit 99.1

McDermott International, Inc. Announces Pricing of

$1.3 Billion of 10.625% Senior Unsecured Notes due 2024

HOUSTON – April 4, 2018 – McDermott International, Inc. (NYSE: MDR) (“McDermott”) today announced that McDermott Technology (Americas), Inc. and McDermott Technology (US), Inc. (together, the “Post-Merger Co-Issuers”), each a wholly owned subsidiary of McDermott, have priced $1.3 billion in aggregate principal amount of 10.625% senior unsecured notes due 2024 (the “notes”). Settlement of the offering is expected to occur on April 18, 2018, subject to customary closing conditions.

The notes will be initially issued by McDermott Escrow 1, Inc. and McDermott Escrow 2, Inc. (together, the “Escrow Issuers”), each of which is a special purpose entity incorporated under the laws of the State of Delaware and is wholly owned by Stichting Hydra Notes, a foundation organized under the laws of the Netherlands.

The proceeds of the offering will be deposited into a segregated escrow account until the date on which certain escrow conditions are satisfied and the escrow proceeds are released (the “Escrow Conditions”). Concurrent with the satisfaction of the Escrow Conditions, the Escrow Issuers will merge with and into the Post-Merger Co-Issuers, with each Post-Merger Co-Issuer being a surviving entity that will assume, by operation of law, the obligations of the applicable Escrow Issuer under the notes and the indenture governing the notes.

Upon the consummation of the business combination (the “Combination”) between McDermott and Chicago Bridge & Iron Company N.V. (“CB&I”), the notes will be jointly and severally guaranteed on a senior unsecured basis by McDermott, each of McDermott’s and CB&I’s material restricted subsidiaries (other than the Post-Merger Co-Issuers) that guarantees indebtedness of either Post-Merger Co-Issuer or any guarantor under McDermott’s credit agreement.

Upon satisfaction of the Escrow Conditions, McDermott intends to use the net proceeds from the offering of the notes to pay a portion of the purchase price for the pending acquisition of the technology operations of CB&I in connection with the Combination.

The notes will be subject to a special mandatory redemption if the Escrow Conditions are not satisfied or the issuers of the notes determine in their discretion that the Escrow Conditions are incapable of being satisfied on or prior to the applicable outside date, which in any event will be on or before June 29, 2018.

The notes have been offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act.

The notes have not been and will not be registered under the Securities Act or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor shall there be any sale of notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

All statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate to, among other things, the timing of the closing, the expected use of proceeds from the offering, the satisfaction of the Escrow Conditions relating to and release of the escrowed proceeds from the offering, the mergers between the Escrow Issuers and the Post-Merger Co-Issuers and any special mandatory redemption. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to various uncertainties. This news release reflects expectations as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Investors & Financial Media

Ty Lawrence

Vice President, Investor Relations

281.870.5147

TPLawrence@mcdermott.com